UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 21, 2007

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry Into a Material Definitive Agreement

(a)           On December 21, 2007, Las Vegas Gaming, Inc. (the “Company”) entered into a letter agreement with CAMOFI Master LDC (“CAMOFI”) whereby the Company revised the terms of its $5,250,000 bridge financing with CAMOFI.  Under the revised terms, the quarterly commitment fee of $256,250 due January 1, 2008 under the Company’s senior secured convertible note (the “Note”) due January 1, 2009 in favor of CAMOFI was deferred until July 1, 2008.  The quarterly commitment fee of $131,250 due on April 1, 2008 was also deferred until July 1, 2008.

Regarding the registration of the Registrable Securities, as defined in the Registration Rights Agreement dated March 31, 2006 between the Company and CAMOFI (the “Registration Rights Agreement”), the Company received an extension to the Filing Date and Effectiveness Date, as those terms are defined in the Registration Rights Agreement.  The Filing Date was extended from February 28, 2008 until the earlier of September 30, 2008 or the closing of a Qualified Financing, as defined in the Securities Purchase Agreement dated March 31, 2006 between the Company and CAMOFI.   The Effectiveness Date was extended from June 30, 2008 until 120 days subsequent to the Filing Date.

The definition of Monthly Redemption Date in the Note was also deleted, and the monthly redemption amounts of $208,233, which were to have originally begun on the first business day of April 2007, have been deferred and are now all due and payable at maturity.  The optional prepayment percentage and mandatory prepayment percentage in the Note were also both increased to 120% from 115% and 110%, respectively.  Under the original terms of the Note, 30% of the aggregate principal amount of the Note was to automatically convert into shares of the Company’s Common Stock Series A upon the completion of a Qualified Financing.  Under the revised terms, the Note is no longer subject to automatic conversion upon the completion of a Qualified Financing.  The Note, however, may still be voluntarily converted by the holder at its option, subject to certain limitations.  The portion of the Note not so converted by the holder at its option is subject to the mandatory prepayment percentage above.  A new Section 8(i) was also added to the Note relating to the Company’s prior agreement to reduce its cash burn to no more than $460,000 per month.

As consideration for the modifications described above, CAMOFI shall receive an additional 300,000 shares of the Company’s Common Stock Series A, which shares shall be covered by the terms of the Registration Rights Agreement.  The definition of Registrable Securities was also amended to include these shares.

The foregoing summary is qualified in its entirety by reference to the complete text of the letter agreement between the Company and CAMOFI, a copy of which is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Name
10.01	Letter Agreement with CAMOFI Master LDC dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: January 24, 2008	By:	/s/ Bruce Shepard
Bruce A. Shepard Chief Financial Officer